FOR IMMEDIATE RELEASE
Strategic American Oil Corporation Increases Proved Reserves

Houston, Texas - Oct 11, 2011 - Strategic American Oil Corporation (OTCBB: SGCA) today announced that it has received its fiscal year end independent reserve report for the company's productive interests in Texas and Louisiana as of July 31, 2011, which was prior to the recent acquisition of SPE Navigation I, LLC.

The report, not including reserves from the acquired interests of SPE, estimates net proved reserves of 1.2 million barrels of oil and 12.5 Bcf (billion cubic feet) of natural gas which translates to approximately $97.3 million undiscounted or $58.9 million discounted at 10 percent in net proved reserves for Strategic American Oil.

If the SPE interests are included, the numbers increase to an estimated net proved reserves of 1.6 million barrels of oil and 16.6 Bcf (billion cubic feet) of natural gas which translates to approximately $128.2 million undiscounted or $77.7 million discounted at 10 percent in net proved reserves for Strategic American Oil.

Strategic's recently completed acquisition of SPE Navigation I, LLC brought with it additional working interest in Galveston Bay and one million shares of Hyperdynamics stock (NYSE:HDY).

Strategic American Oil President and CEO, Jeremy G. Driver, stated "The acquisition of Galveston Bay Energy has proven to be a valuable investment as evidenced by our increasing reserves, production and drilling opportunities. Our reserves have increased even further since our recent acquisition of SPE, which greatly enhances our revenues and cash flow."

The independent reserve report was prepared by Ralph E. Davis Associates, Inc., a Houston-based petroleum engineering consulting firm since 1924.

An updated corporate fact sheet is also now available from the company's website. The latest video "The Focus of Strategic American Oil Corporation" is also available at http://youtu.be/T31Oo6cZWPg.

About Strategic American Oil

Strategic American Oil Corporation (OTCBB: SGCA) is a growth stage oil and natural gas exploration and production company with operations in Texas, Louisiana, and Illinois.  The Company's team of geologists, engineers, and executives leverage 3D seismic data and other proven exploration and production technologies to locate and produce oil and natural gas in new and underexplored areas. The Company seeks accretive acquisitions of production, reserves, or other companies that will provide significant growth potential. Further information can be found on the Company's website at www.strategicamericanoil.com.

Corporate Offices:
800 Gessner, Suite 200
Houston, Texas 77024
www.strategicamericanoil.com

Investor Relations:
Investor Awareness, Inc.
Tony Schor or James Foy, 847-945-2222
www.InvestorAwareness.com

Safe Harbor Statements

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws.  These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.  Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labour disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage.  Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended.  There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements.  Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.